UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022

Aravive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
(Address of principal executive offices)

(936) 355-1910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.

Registered Direct Offering

On March 29, 2022, Aravive, Inc. (the “Company”) entered into a securities purchase agreement (the “Investor Purchase Agreement”) with a certain institutional investor (the “Investor”), and a securities purchase agreement (the “Purchase Agreement”) with Eshelman Ventures, LLC (“Eshelman Ventures”), pursuant to which the Company offered to the Investor and Eshelman Ventures, in a registered direct offering priced at-the-market consistent with the rules of the Nasdaq Stock Market (the “Registered Direct Offering”), (i) an aggregate 3,185,216 shares (consisting of 2,325,000 shares for the Investor and 860,216 shares for Eshelman Ventures) (collectively, the “Shares”) of the Company’s common stock, $0.0001 par value per share, (ii) pre-funded warrants to purchase up to an aggregate of 1,665,025 shares of Common Stock (the “Pre-Funded Warrants”), and (iii) warrants to purchase up to 4,850,241 shares (consisting of warrants (the “Investor Warrants”) to purchase up to 3,990,025 shares for the Investor and warrants (the “Eshelman Warrants”) to purchase up to 860,216 shares of Common Stock for Eshelman Ventures) of Common Stock (collectively, the “Common Stock Warrants”). The combined purchase price of each share of Common Stock and accompanying Investor Warrant is $2.005 for the Investor and the combined purchase price of each share of Common Stock and accompanying Eshelman Warrant is $2.325 for Eshelman Ventures. The combined purchase price of each Pre-Funded Warrant and accompanying Investor Warrant is $2.004 for the Investor, which is equal to the Investor’s combined purchase price per share of Common Stock and accompanying Investor Warrant, minus the exercise price of each Pre-Funded Warrant of $0.001. The Pre-Funded Warrants are being offered only to the Investor. The per share exercise price of the Investor Warrants is $1.88 for the Investor and the exercise price of the Eshelman Warrants is $2.20 for Eshelman Ventures.

The Investor Warrants will be exercisable immediately upon issuance and will expire on the five-year anniversary of the date of issuance. The Eshelman Warrants will be exercisable upon the approval by the Company’s stockholders of previously issued securities and will expire on the five-year anniversary of the date of issuance. The gross proceeds to the Company from the Registered Direct Offering are expected to be approximately $10.0 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The securities are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, as amended (File No. 333-248612), previously filed with the Securities and Exchange Commission (the “SEC”), and which was declared effective by the SEC on November 20, 2020 (the “Registration Statement”).

Each of the Investor Purchase Agreement and the Purchase Agreement prohibits, with certain limited exceptions, the Company: (i) for 60 days following the closing date from issuing any shares of Common Stock or Common Stock Equivalents (as defined in the Investor Purchase Agreement and the Purchase Agreement) or filing any registration statement (other than a Form S-8), and (ii) for one year following the closing date from issuing any shares of Common Stock or Common Stock Equivalents in a Variable Rate Transaction (as defined in the Investor Purchase Agreement and the Purchase Agreement); provided that after six months following the closing date the Company may effect sales under an at-the-market offering.

Each of the Investor Purchase Agreement and the Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in each of the Investor Purchase Agreement and the Purchase Agreement were made only for the purposes of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

On February 2, 2022, the Company entered into an engagement letter, which was amended on March 10, 2022 (the “Engagement Letter”), with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the Registered Direct Offering. The Company has agreed to pay the Placement Agent an aggregate cash fee equal to 6.0% of the gross proceeds received in the Registered Direct Offering; however, no fee will be paid to the Placement Agent in connection with the securities offered to Eshelman Ventures. The Company also agreed to pay the Placement Agent $100,000 for non-accountable expenses and $15,950 for clearing fees.

The net proceeds to the Company from the Registered Direct Offering, after deducting the Placement Agent’s fees and expenses and the estimated offering expenses payable by the Company, are expected to be approximately $9.3 million. The Registered Direct Offering is expected to close on or about March 31, 2022, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering to continue clinical development of batiraxcept in platinum resistant ovarian cancer and clear cell renal cell carcinoma, and for general corporate purposes.

A copy of the legal opinion and consent of Blank Rome LLP relating to the legality of the issuance and sale of the securities in the Registered Direct Offering is filed as Exhibit 5.1 hereto.

The description of terms and conditions of the Investor Purchase Agreement and the Purchase Agreement do not purport to be complete and are qualified in their entirety by the full texts of the form of Investor Purchase Agreement and the form of Purchase Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Terms of the Common Stock Warrants and Pre-Funded Warrants

Each Investor Warrant is exercisable for one share of Common Stock at an exercise price of $1.88 per share and the Eshelman Warrant is exercisable for one share of Common Stock at an exercise price of $2.20. The Investor Warrants are immediately exercisable commencing on the date of issuance and will expire on the five-year anniversary of the date of issuance. The Eshelman Warrants will be exercisable upon the approval by the Company’s stockholders of previously issued securities and will expire on the five-year anniversary of the date of issuance. The Pre-Funded Warrants were offered in lieu of shares of Common Stock to the Investor because the purchase of shares of Common Stock in the Registered Direct Offering would otherwise result in said Investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the Investor, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Registered Direct Offering. Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

A holder (together with its affiliates) of the Investor Warrant or Pre-Funded Warrant may not exercise any portion of the Common Stock Warrant or Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Investor Warrant or Pre-Funded Warrant, as applicable. Subject to certain exceptions, a holder (together with its affiliates) of the Eshelman Warrant may not exercise any portion of the Eshelman to the extent that the holder would own more than 19.99% of the Company’s outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Eshelman Warrant. In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Common Stock Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Common Stock Warrants, provided that such cashless exercise shall only be permitted if the Registration Statement is not effective at the time of such exercise or if the prospectus to which the Registration Statement is a part is not available for the issuance of shares of Common Stock to the Warrant holder. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require the Company to repurchase the Common Stock Warrants at the Black Scholes Value (as defined in the Common Stock Warrants); provided, however, that, if the fundamental transaction is not within the Company’s control, including not approved by the Company’s board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Stock Warrants, that is being offered and paid to the holders of Common Stock of the Company in connection with the fundamental transaction.

In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

The description of terms and conditions of the Investor Warrant, the Eshelman Warrant and the Pre-Funded Warrant do not purport to be complete and are qualified in their entirety by the full text of the form of Investor Warrant, the form of Eshelman Warrant and the form of Pre-Funded Warrant, copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively.

Item 7.01. Regulation FD Disclosure.

On March 30, 2022, the Company issued a press release announcing the pricing of the Registered Direct Offering described above, a copy of which is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company's filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
4.1	Form of Investor Warrant
4.2	Form of Eshelman Warrant
4.3	Form of Pre-Funded Warrant
5.1	Opinion of Blank Rome LLP
10.1	Form of Securities Purchase Agreement, dated March 29, 2022 by and between Aravive, Inc. and the purchaser party thereto
10.2	Form of Securities Purchase Agreement, dated March 29, 2022 by and between Aravive, Inc. and Eshelman Ventures, LLC
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)
99.1	Press release of the Company dated March 30, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2022	ARAVIVE, INC. (Registrant)

	By:	/s/ Vinay Shah
	Name:	Vinay Shah
	Title:	Chief Financial Officer

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